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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
        Date of Report (Date of earliest event reported):  June 12, 2000


                            NORTON MOTORCYCLES, INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)


         Colorado                    33-8819-D           84-1036901
         --------                   -----------          ----------
(State or other jurisdiction        (Commission         (IRS Employer
     of incorporation)              File Number)      Identification No.)


Standard Building, Main Level, 510 West Hastings Street, Vancouver BC  V6B 1L8
--------------------------------------------------------------------- ---------
               (Address of principal executive offices)               (Zip Code)

        Registrant's telephone number, including area code: 604-687-8813
                                                            ------------

            6462 City West Parkway, Suite 150, Eden Prairie, MN 55344
          ------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Item 1  CHANGES IN CONTROL OF REGISTRANT.

On March 23, 2000, Circle Capital Group S.A. ("Circle Capital") loaned Norton Acquisition Corporation ("NAC") $200,000 (the "Loan") to use for working capital. NAC is a Minnesota Corporation that owned 6,000,000 of the approximately 7,000,000 outstanding shares of Norton Motorcycles, Inc. All shares owned by NAC were issued in a private offering and were therefore "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act of 1933 (the "Act").

Pursuant to the Loan agreements, NAC pledged its 6,000,000 shares of Norton Motorcycles, Inc., to Circle Capital as security for the Loan. NAC is now in default under the terms of the Loan and Circle Capital has elected to retain the 6,000,000 shares of pledged stock in Norton Motorcycles, Inc., in satisfaction of the Loan. Circle Capital has specifically invoked a procedure under Minnesota Statute ss.336.9-505(2). This statute generally gives a secured creditor




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the right to retain the collateral in full satisfaction of the secured debt in the event the debtor fails to object to the secured creditor's retention of the collateral after written notification and after a 21-day period has elapsed. As Circle Capital has given this notice and as the 21-day period has now elapsed, it is Norton Motorcycles, Inc.'s understanding that Circle Capital is now the valid owner of 6,000,000 of its shares and will, accordingly, take steps to reflect such ownership in its books and records. Said shares continue to be restricted under the Act.

The actions described above result in a substantial change of control of Norton Motorcycles, Inc., as such action transfers approximately 85.7% of the issued and outstanding shares of Norton Motorcycles, Inc., from Norton Acquisition Corporation to Circle Capital.

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            NORTON MOTORCYCLES, INC.

     Date: June 23, 2000
                                            By:   /s/  Myron Calof
                                                -------------------------------
                                                  Myron Calof, President








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